Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14-a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WSMP, INC.
------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   Item 22(a)(2) of Schedule 14A.
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   6)i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing   for which the offsetting fee was paid
   previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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   4) Date Filed:




                                   WSMP, INC.
                           1 WSMP Drive, P.O. Box 399
                        Claremont, North Carolina  28610


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
WSMP, Inc.


     The Annual Meeting of Shareholders of WSMP, Inc. will be held at the Gateway Hotel, 909 Highway 70, S.W., Hickory, North Carolina 28602, on Thursday, June 26, 1997, at 10:00 am., Eastern Daylight Savings Time, to:


     1. Elect three directors to terms of three years.

     2. Act upon a proposed WSMP, Inc. 1997 Incentive Stock Option Plan.

     3. Transact such other business as may properly come before the meeting.


     The Board of Directors has fixed the close of business on May 7, 1997, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

     WSMP, Inc. hopes that as many shareholders as possible will personally attend the meeting. Whether or not you plan to attend, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent your voting in person at the meeting.

                                By Order of the Board of Directors,



                                RICHARD F. HOWARD
                                Secretary


Claremont, North Carolina
June 10, 1997






                                   WSMP, INC.
                           1 WSMP Drive, P.O. Box 399
                        Claremont, North Carolina  28610

                                  June 10, 1997

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WSMP, Inc. (the Company) of proxies to be voted at its Annual Meeting of Shareholders to be held on Thursday, June 26, 1997, and at any adjournment thereof.

     The Board requests that all shareholders complete the enclosed proxy card and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting.

     Any shareholder returning a proxy may revoke it when attending the Annual Meeting, by announcing on the floor his intention to personally vote his shares, or by mailing to the Secretary of the Company a later dated proxy or a written statement of revocation which must be received by the Secretary no later than June 23, 1997. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendation.

     At May 7, 1997, the record date, there were 3,247,074 shares of the Company's Common Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were owned by approximately 1400 individuals and entities, either as record owner or as beneficial owner.

     This Proxy Statement is first being mailed on or about June 10, 1997.


     Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast. Withheld votes will have no effect. Approval of the proposal relating to the WSMP, Inc. 1997 Incentive Stock Option Plan will require the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represents over 50% of the shares entitled to vote on the proposal. Abstentions will not have the effect of "negative" votes with respect to approval of the Plan and will not be included in determining the number of shares cast. Approvals of other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of the shares voted on such matters. Abstentions from voting and broker non-votes will not have the effect of a "negative" vote with respect to any such matters.

     Principal Shareholders and Management Ownership.  The following table sets
     -----------------------------------------------
forth, as of the record date, information with respect to the WSMP, Inc. common stock ownership by (i) each person known to management to own beneficially 5% or more of the total outstanding shares of Common Stock; (ii) each person who is a director of the Company or a nominee for director; (iii) each named executive officer individually; and (iv) all directors and officers of the Company as a group.


                                                               No. of
                                  No. of        Percen-        Shares        Percentage
                                  Shares        tage of        Benefi-         of Out-
Name and Address                 Directly     Outstanding      cially         standing
Beneficial Owner                  Owned         Shares         Owned(1)       Shares(1)
----------------                 --------     -----------      --------      ----------
RSH Management, Inc.(2)           918,312         28.3         918,312           24.3
 P. O. Box 399                       (4)                         (4)
 Claremont, NC  28610

HERTH Management,Inc.(3)          175,923          5.4         300,923            8.0
 P. O. Box 399                       (4)                        (4)(6)
 Claremont, NC  28610

Richard F. Howard                     390           *        1,344,625           35.6
 P. O. Box 399                                                (1)(2)(3)
 Claremont, NC  28610

James C. Richardson, Jr.              500          *         1,344,735           35.6
 P. O. Box 399                                               (1)(2)(3)
 Claremont, NC  28610

David R. Clark                      1,250          *           352,173            9.3
 P. O. Box 399                                                  (1)(3)
 Claremont, NC 28610

Gregory A. Edgell                   1,875          *         1,221,110           32.3
 3200 Devine Street                  (5)                     (2)(3)(5)
 Columbia, SC  29205

James M. Templeton                  4,237          *         1,285,972           34.0
 P O. Box 399                                                (1)(2)(3)
 Claremont, NC  28610

Matthew V. Hollifield                -0-           *             2,500            *
 P. O. Box 399                                                    (1)
 Claremont, NC 28610

Lewis C. Lanier                      -0-           *             -0-              *
 Route 5, Box  863
 Orangeburg, SC  29115

William R. McDonald, III             -0-           *             -0-              *
 l004 North Center Street
 Hickory, NC  28601

Richard F. Hendrickson             10,000          *            10,000            *
  P. O. Box 10007
 Raleigh, NC  27605

E. Edwin Bradford                     725          *               725            *
 361 Tenth Avenue Drive, NE
 Hickory, NC  28603

Bobby G. Holman                       669          *            38,169            1.0
 P. O. Box 399                                                     (1)
 Claremont, N.C.  28610

Charles F. Connor, Jr.            300,000         9.2          300,000            7.9
 P. O. Box 5l9
 Claremont, NC  28610

Cecil R. Hash                     231,471         7.1          356,471            9.4
 3536 Vest Mill Road                 (6)                        (6)(7)
 Winston-Salem, NC  27103

All Directors and                  17,783          *         1,639,518           43.4
 Officers as a
 Group (16 persons)

----------------
*less than 1% of shares


(1) Messrs. Howard, Richardson, Clark and Templeton have been granted the presently exercisable options to purchase 125,000, 125,000, 50,000 and 62,500 shares, respectively, pursuant to the WSMP, Inc. 1987 Special Stock Option Plan,
which shares are attributed to the respective optionee.   Other current or
former officers, including Messrs. Clark, Hollifield and Holman have been granted incentive stock options under the 1987 WSMP, Inc. Incentive Stock Option Plan to purchase a total of 167,500 shares, options for 40,000 being presently exercisable and attributed to the optionees. See EXECUTIVE COMPENSATION -- Compensation Plans.

(2) The shares held by RSH Management, Inc. are attributed to each of its shareholders. RSH Management, Inc. has informed the Company that voting or disposition of its shares may only be done by the consent of the holders of a majority of its outstanding shares. The shareholders of RSH, and their
ownership percentages of RSH, are   Messrs.  Howard (4.0%), Richardson (0.5%),
Templeton (0.3%), Lyerly (4.0%), Hunsucker (1.7%), and HERTH Management, Inc. (91.9%). Beneficial ownership of other than a pro-rata interest in the shares is disclaimed by each shareholder of RSH.

(3) The shares held by HERTH Management, Inc. are attributed to each of its shareholders. HERTH Management, Inc. has informed the Company that voting or disposition of its shares may only be done by the consent of the holders of a
majority of its outstanding shares.   The shareholders of HERTH, and their
ownership percentages of HERTH, are Messrs. Howard (45%), Richardson (22%), Templeton (11%), and Edgell (22%). Beneficial ownership of other than a pro-rata interest in the shares is disclaimed by each shareholder of HERTH. Mr. Clark holds a presently-exercisable option to acquire up to 10% of the out-standing stock of HERTH, and the shares held by HERTH are attributable to him as well. Mr. Clark disclaims beneficial ownership of such shares.

(4) The RSH listing includes 148,676 shares held by HERTH for the benefit of RSH. The HERTH listing excludes these shares.

(5) Includes 625 shares held by spouse as custodian for minor children. Beneficial ownership of such shares is disclaimed.

(6) Includes 125,000 shares held nominally by Mr. Hash for the benefit of HERTH. Beneficial ownership of such shares is disclaimed.

(7) Includes a presently exercisable option to purchase 125,000 shares granted when Mr. Hash was an officer of the Company.


    As of May 7, 1997, Cede & Co., the nominee of the Depository Trust Company, New York, New York, which provides custodial services for various institutions, such as banks and stock brokerage firms, was the record holder of 1,303,191 shares of Common Stock representing 40% of the outstanding shares of Common Stock of the Company. The Company believes that none of these shares were beneficially owned by Cede & Co.

    Except as set forth above, management of the Company is not aware of any other person or group which owns in excess of five percent of the outstanding Common Stock of the Company.


    Compliance with Section 16(a) of the Securities Exchange Act of 1934.
    ---------------------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's stock ("Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Reporting Persons were complied with during fiscal 1997, except that through inadvertent error, Messrs. Edgell, Bradford, Hendrickson, Clark, Holman and Templeton failed to file timely Form 5s. All applicable reports have since been filed.


                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)
    The Company's By-Laws provide for nine directors, classified into three classes and elected for three year terms, or until their successors are duly elected and qualified. The Class III directors, whose terms expire at the 1997 annual meeting, are Messrs. David R. Clark, William R. McDonald III and Lewis C. Lanier. The remaining six directors were elected at prior annual meetings to serve until the annual meetings to be held in the years set forth below. Three Class III directors will be elected to serve three year terms expiring in 2000, upon the election and qualification of their successors. Messrs. Clark, McDonald and Lanier have been nominated for these terms by the Board of Directors.

    It is the intention of the persons named in the enclosed Proxy to vote the shares covered thereby for the election of the three nominees set forth below, for terms expiring as indicated.


                             - - - - - - - - - - - -
CLASS III - NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING JUNE, 2000.


     DAVID R. CLARK is WSMP's President and Chief Operating Officer, a position he was appointed to in 1996. From 1994 - 1996, he served as Executive Vice President and Chief Operating Officer of Bank of Granite, located in Granite Falls, North Carolina. Prior to joining Bank of Granite, Mr. Clark served 13 years with BB&T, a bank and trust company with headquarters in Wilson, North Carolina, serving in various capacities, including President of BB&T of South Carolina, and President of the Northwest Region of North Carolina. Mr. Clark, 40, was appointed in 1996 to the Board of Directors to complete the unexpired term of Miles M. Aldridge, who resigned for business reasons.


     WILLIAM R. MCDONALD III, 62, has been a director since 1991, and serves on the Executive Compensation, Sensitive Transactions and Audit Committees. He is Branch Manager of American Pharmaceutical Services, a subsidiary of Living Centers of America, that provides pharmaceutical needs and prescription services to nursing homes. He has held this position with American or its predecessors
since 1989.   Mr. McDonald also serves as Mayor of the City of Hickory, an elective office he has held since 1981.

     LEWIS C. LANIER is a member of the law firm of Horger, Horger, Lanier, Culclasure & Knight, LLP, of Orangeburg, South Carolina, joining this firm's predecessor in 1985. Mr. Lanier, who was first elected to the Board in 1988, serves on the Executive Compensation, Sensitive Transactions and Audit Committees, and is 48 years old.

                              - - - - - - - - - - -

CLASS II - DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING JUNE, 1999.

     JAMES C. RICHARDSON, JR. became a director in 1987. Mr. Richardson is WSMP's Chief Executive Officer and Vice Chairman of the Board of Directors, positions he assumed in 1993 and 1996, respectively. He has served WSMP as an executive officer since 1987, including Executive Vice President from 1989-1993, and President from 1993-1996. Since 1993 Mr. Richardson has been President of HERTH Management, Inc., the Company's management firm, and RSH Management, Inc. He is 48 years old.

     RICHARD F. HENDRICKSON was elected to the Board of Directors in l993, after having previously served on the Board from 1988-1991. Mr. Hendrickson is Vice-President of York Properties, Inc. of Raleigh, North Carolina, a real estate firm which he has served since 1985. Mr. Hendrickson, 56 years old, is a member of the Executive Compensation, Sensitive Transactions and Audit Committees.

     BOBBY G. HOLMAN served as WSMP's Chief Financial Officer and Treasurer from 1994 until his retirement in February, 1997. He now is a consultant to the Company. Prior to joining WSMP, he had been an Assistant Vice President with Aetna Life & Casualty Insurance Company in Hartford, Connecticut, and managing director of the Food Industry segment of Aetna's Bond Investment Department, since l985. Mr. Holman is 61 years old, and has served as a director since 1994.
                             - - - - - - - - - - - -

CLASS I -DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING JUNE, 1998.

     RICHARD F. HOWARD, 47, became a director in 1987 and has served as Chairman of the Board of Directors since 1993. He also serves as Secretary to the
corporation.   Mr. Howard has served as Executive Vice President of the Company from 1989-1993, and Chief Financial Officer and Treasurer from 1989-1994. Mr. Howard has been Secretary and Treasurer of the Company's management firm, HERTH Management, Inc., and RSH Management, Inc. since 1993.

     JAMES M. TEMPLETON, a member of the Board since 1988, is 60 years old and serves WSMP as Senior Vice President of Real Estate. He served the Company as Vice President of Real Estate from 1988-1994, when he assumed his present position. He is presently Vice-President of Administration of HERTH Management, Inc., a position he has held since 1991, and is Vice-President of RSH Management, Inc., since 1987.

     E. EDWIN BRADFORD was first elected to the WSMP Board in l993. Mr. Bradford is owner of Bradford Communications, Inc., a Hickory, North Carolina marketing and advertising firm which he founded in 1977. Mr. Bradford is 54 years old.

                          -----------------------------

     Should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other persons as the present Board may nominate.


Board Meetings and Committees of the Board.  WSMP's Board held six regular
-------------------------------------------
meetings and two telephonic meetings during the past fiscal year. The Board has appointed Audit, Executive Compensation, and Sensitive Transactions Committees, the members of which are indicated in the foregoing information on nominees.
The full Board nominates candidates for Board membership.

     The Audit Committee, established in 1978 and consisting of three outside directors, met three times during the past fiscal year with the Company's financial management. The Committee reviews external audit plans and activities, reviews the Company's financial controls, approves all significant fees for audit and non-audit services provided by the independent auditors and recommends to the Board the selection or retention of independent auditors.

     The Executive Compensation Committee, established in 1978, which consists of three outside directors, sets and approves changes in executive compensation, and recommends to the Board changes in the Company's executive compensation arrangements. All proposals concerning executive compensation are first brought before this Committee; upon an affirmative recommendation of the Committee, proposals proceed to the full Board for consideration. The full Board is free to accept or reject the recommendation of the Committee. This Committee met two times during fiscal l997.

     The Sensitive Transactions Committee, established in 1983, monitors and reviews for fairness certain transactions between the Company and its officers and directors. This Committee reviews all such transactions and recommends their approval or rejection to the full Board. The full Board is free to accept or reject the recommendation of this Committee. This Committee, which met three times during the past fiscal year, consists of three outside directors.

     During the past year the incumbent directors attended at least 75% of the aggregate of the meetings of the Board and committees on which they served, except for Mr. Aldridge, who, prior to his resignation in August, 1996, was unable to attend at least 75% of such meetings because of business conflicts.


Directors Compensation.
-----------------------
     During fiscal 1997, outside directors were paid $2,000 per meeting attended. Directors who are employees of the Company or members of the HERTH Management, Inc. group, or who have material contracts with the Company receive no payment for serving as directors.




                              EXECUTIVE COMPENSATION

CASH COMPENSATION OF EXECUTIVE OFFICERS.
----------------------------------------
     The following information relates to compensation paid by the Company to its Chief Executive Officer, and its other four most highly compensated executive officers of the Company for services in all capacities during the three fiscal years ended February 28, 1997.


                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                  Annual Compensation                               Compensation
                              -------------------------------                  ------------------------
Name and                       Fiscal                              Other Annual   Awards of    All other
Principal Position              Year     Salary(l)       Bonus     Compensation   Options     Compensation
-------------------            ------    ---------       -----     ------------   ---------   ------------
Richard F. Howard               1997    $485,600(2)
 Chairman of the Board          1996    $495,000(2)        --         --          --            --
 and Secretary                  1995    $495,000(2)        --         --          --            --

James C. Richardson, Jr.        1997    $476,500(2)
 Vice Chairman of the           1996    $487,550(2)        --         --          --            --
 Board, Chief Executive         1995    $487,550(2)        --         --          --            --
 Officer

James M. Templeton              1997    $221,100(2)
 Senior Vice President          1996    $200,000(2)        --         --          --            --
 of Real Estate                 1995    $200,000(2)        --         --          --            --

David R. Clark (3)              1997    $251,800(2)(4)   $73,500    $50,000      100,000(5)
 President, Chief               1996       --              --         --          --
 Operating Officer              1995       --              --         --          --

Bobby G. Holman                 1997    $128,000           --
 Chief Financial Officer        1996    $130,000           --        17,656(6)    --            --
 and Treasurer                  1995    $104,400(4)        --         --          62,500(5)     --


---------------------------

(1) Includes the Company's contribution under the Employee Profit-Sharing and Salary Deferral Plan. The Company provides this benefit only upon salary amounts, and not upon amounts paid to HERTH Management, Inc. for management services. Also includes the Company's matching portion under its Employee Stock Purchase Plan.

(2) Represents compensation paid to HERTH Management, Inc. for management services rendered. See CERTAIN TRANSACTIONS. Amounts assigned to Messrs. Howard, Richardson, and Templeton represent the allocation provided the Company by HERTH Management, Inc. at the Company's request, and may not represent any sum actually paid to these persons by HERTH. Mr. Clark's salary represents $126,800 paid by the Company to him during Fiscal 1997 and reimbursed to it by HERTH, and an additional $125,000 which HERTH has provided in its allocation.

(3) Mr. Clark was hired as President and Chief Operating Officer as of July 1, 1996, at a base salary of $200,000 per year, and a bonus calculated upon increases in the Company's stock value during his tenure. Mr. Clark also received a one-time bonus of $50,000 to compensate him for additional compensation foregone when he became an officer of WSMP.

     HERTH reimburses the Company for Mr. Clark's base salary. The Company is solely responsible for bonuses.

(4)  Represents a partial year.

(5) Mr. Clark was granted during Fiscal 1997 the option to purchase 50,000 shares under the Incentive Stock Option Plan, and 50,000 shares under the Company's Special Stock Option Plan. Mr. Holman was granted the option to purchase 62,500 shares (as adjusted for a subsequent stock split), during Fiscal 1995, under the Company's Incentive Stock Option Plan, exercisable as to 20% after each year of service after issuance (subsequently modified to be immediately exercisable).

     All options are issued at the closing price of the Company's stock at the date of issuance, which was $5.875 and $4.00 (as adjusted for a subsequent stock split), respectively. See EXECUTIVE COMPENSATION - Compensation Plans.

(6)  Reimbursement for moving expenses.


                                ----------------------


The following table presents options exercised during the last fiscal year and the value of unexercised options at February 28, 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                       Number of                      Value of
                                                       Securities                   Unexercised
                           Shares                      Underlying                   In-the-Money
                          Acquired                     Unexercised                     Options
                             On                         Options at                        At
                          Exercise     Value              FY End                        FY End (1)
                                                 ---------------------------    ---------------------------
Name                         (#)      Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
-----------------         --------    --------   -----------   -------------    -----------   -------------
Richard F. Howard            -0-         -0-       125,000          -0-          $744,000          -0-


James C. Richardson, Jr.     -0-         -0-       125,000          -0-           $744,000         -0-


James M. Templeton           -0-         -0-        62,500          -0-           $362,500         -0-


David R. Clark               -0-         -0-        50,000         50,000         $156,000      $156,000


Bobby G. Holman            25,000     $125,000      37,500          -0-           $187,500         -0-


    (1) The closing price of WSMP common stock on February 28, 1997, was $9.00.



     WSMP, Inc. has not during fiscal 1997 adjusted or amended the exercise price on stock options previously awarded to these executive officers. The Executive Compensation Committee did amend Mr. Holman's options to make them immediately exercisable, rather than exercisable over a period of five years.


COMPENSATION PLANS.
-------------------
     1987 Incentive Stock Option Plan.  The Company's 1987 Incentive Stock
     ---------------------------------
Option Plan (the "Option Plan") provides for the issuance of up to 625,000 shares of Common Stock to key employees, including officers, of the Company. The Option Plan is administered by a committee of the Board of Directors, none of which are eligible to participate in the plan, which may grant Incentive Stock Options ("ISOs") or non-qualified stock options to eligible employees. The Committee determines who will receive ISOs and non-qualified options, subject to the limitations contained in the Option Plan, and the terms of such options, including price, duration, number of shares covered and timing of exercise.

     No options issued under the Option Plan may be granted at an exercise price of less than 100% of the fair market value of the Common Stock at the date of the grant. ISOs granted under the Option Plan are intended to qualify as "incentive stock options" pursuant to Section 422A of the Internal Revenue Code of 1986 ("the Code"), and are subject to the additional restrictions of issuance and exercise prescribed by the Code and the Option Plan. No options are transferable and, with certain exceptions, are exercisable only while the optionee is employed by the Company or within 3 months thereafter. Payment shall be made in cash or, at the discretion of the Committee, by the surrender of shares of Common Stock.

     Options to purchase 50,000 shares were issued under the Option Plan during fiscal 1997, options for 10,000 shares expired, and options for 33,125 shares were exercised by grantees during fiscal 1997. The Option plan expired by its own terms on May 22, 1997. At that time, options to purchase 192,500 shares remained issued and outstanding and are exercisable according to their terms. The Option Plan is being replaced by the WSMP, Inc. 1997 Incentive Stock Option Plan.

     1997 Incentive Stock Option Plan.  This plan is being submitted for
     ---------------------------------
approval of the shareholders.  See PROXY ITEM NO. 2.

     1987 Special Stock Option Plan.  The Company's 1987 Special Stock Option
     -------------------------------
Plan (the "Special Plan") provides for the issuance of up to 625,000 shares of Common Stock to key management employees, including officers of the Company.
The Special Plan is administered by a committee of the Board of Directors, none of whom are eligible to participate in the plan, who make recommendations to the Board of Directors; the Board then authorizes the granting of options. All options granted under the Special Plan are non-qualified stock options. The Board, upon recommendation of the Committee, determines the price, duration, number of shares covered, and timing of exercise, subject to the limitations contained in the Special Plan. All options must be granted at not less than 100% of the fair market value of the Common Stock at the date of the grant, and the option price is payable in cash at the time of exercise.

     The options are exercisable immediately, and terminate 10 years from the date of issuance. At the death of a grantee, the option can be exercised by his executor or personal representative; otherwise, options are not transferable and may not be assigned, pledged or hypothecated. Shares subject to the option are to be adjusted in case of any stock split, stock dividend, or recapitalization of the Company.

     Options to purchase 50,000 shares were issued under the Special Plan during fiscal 1997, and options for 125,000 shares were exercised by grantees during fiscal 1997. The Special Plan expired by its own terms on May 22, 1997. At that time, options to purchase 487,500 shares remained issued and outstanding and are exercisable according to their terms. The Special Plan is being replaced by the WSMP, Inc. 1997 Special Stock Option Plan.

     1997 Special Stock Option Plan.  The Company's 1997 Special Stock Option
     -------------------------------
Plan (the "1997 Special Plan") was adopted on May 15, 1997, by the Board of Directors to replace the 1987 Special Stock Option Plan, which is expiring by its own terms. This plan will be similar in all material respects to the plan it is replacing, except that it will be limited to 500,000 shares, rather than 625,000 shares under the 1987 plan.


     Employee Profit-Sharing and Salary Deferral Plan.  In 1987, the Company
     -------------------------------------------------
established its Employee Profit-Sharing and Salary Deferral Plan (the "Profit-Sharing Plan") for employees of the Company. In general, employees who have attained age 21, and been employed for one year are eligible to participate. Participants may allocate up to the lesser of 20% of their salary, or $9,500, to the Profit-Sharing Plan on a pre-tax basis pursuant to Section 401(k) of the Code. The Company contributes an amount equal to 25% of the first 8% or up to an additional 2% of salary. Participant and Company contributions are invested in annuity contracts.

     Participant contributions to the Profit-Sharing Plan are vested immediately; Company contributions vest completely after six years of service. No withdrawals under the Profit-Sharing Plan during Fiscal 1997 attributable to the Company's contributions were made by any executive officer.

     The executive officers of the Company who are paid pursuant to a management agreement with HERTH Management, Inc. do not participate in the Profit-Sharing Plan as to any amount received by HERTH Management, Inc.

     1994 Employee Stock Purchase Plan.  The Company's l994 Employee Stock
     ----------------------------------
Purchase Plan allows all eligible Company employees, including all officers and directors, to participate in purchasing Company stock under advantageous conditions. Employees who have attained age 18 and been employed by the Company or its subsidiaries for at least 90 days may elect to participate. Employee contributions are generally by payroll deductions, and may range from $10.00 per payroll period up to 10% of base salary. Company officers not compensated by the Company and Directors may contribute up to $500 per month. The Company matches 25% of the contribution of a participant on a monthly basis. All contributions vest when credited to a participant's account. The executive officers of the Company who are paid pursuant to a management agreement with HERTH Management, Inc. do not participate in the Stock Purchase Plan as to any amount received by HERTH Management, Inc.

     All contributions are paid over to the Trustee Bank, which purchases shares of the Company's common stock and allocates to participants their pro rata shares of such purchases. Participants vote all whole shares of stock credited to their accounts. The Trustee Bank votes fractional shares.

     The Trustee Bank, which serves at the pleasure of the Board of Directors is Lincoln Bank of North Carolina, in Lincolnton, North Carolina.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
----------------------------------------------
     It is the responsibility of the Executive Compensation Committee to advise management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, as well as for the administration of the Company's stock option plans. The members of this committee are all independent, non-employee directors. Following review and approval by the Executive Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

Compensation Principles.
------------------------
     In determining compensation for executive officers, the Company believes that compensation should be 1) based in part upon the Company's performance, by the use of bonuses or stock options which do this, 2) based in part upon the individual contributions and attainment of goals of each officer and the performance of management as a group, and 3) based in part upon compensation paid by other companies to similarly situated management.

     The Company's executive compensation program consists of salary, bonus, long-term compensation and other benefits. Specific targets are not utilized by the Committee in determining the level of any of these individual components of overall compensation. Rather, the Committee seeks to formulate an overall compensation package which approximates in value the median range of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in fiscal 1997 was comparable to the median of overall compensation paid to the comparison group.

     Four of the Company's top officers (Messrs. Howard, Richardson, Clark and Templeton) are compensated pursuant to a Management Services Agreement with HERTH Management, Inc. (see CERTAIN TRANSACTIONS) entered in 1993, and which was renewed in 1995, upon ratification by the shareholders, for an additional three-year term beginning in 1996. Mr. Clark's base salary is paid by the Company and reimbursed by HERTH; the Company is solely responsible for Mr. Clark's bonuses.

     The Committee uses a comparison group of similarly situated companies to compare its overall compensation. This is the same group that the Company uses in comparing shareholder returns over the past five years (see PERFORMANCE GRAPH). Also, the Committee intermittently retains a private economist to review compensation paid under the Management Services Agreement for its reasonableness. The Committee believes that these are two appropriate methods of comparing compensation.

     Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation paid or accrued with respect to its five most highly compensated officers. The Company does not feel that the fiscal 1997 compensation exceeded this limit, and the Committee has not established a policy should the limit be exceeded by future compensation.

Executive Compensation.
-----------------------
     The Committee measures management's performance using longer-term (l 1/2 to 2 years) objectives of the Company, and developing criteria based upon these longer-term goals. The Committee reviews the Company's business plan, as approved by the Board of Directors, and determines whether the Company has met its goals thereunder, as well as whether individual officers have accomplished the goals assigned to them. Several elements of the performance of an officer are based upon non-numerical performance criteria, such as level of responsibility in the Company, comparable compensation of other executives, individual merit performance or improvements in administration; other elements are tied to management's performance as a group in achieving corporate goals, such as financial performance, profit margins, the elimination of waste in manufacturing, or restoration of working capital. The Committee also compares the Company's return to shareholders with that for other similarly situated companies in a peer group approach. No mathematical weights are assigned to these individual criteria.

      The performances of executive officers compensated under the HERTH Agreement, like those of other executive officers of the Company, are evaluated by the Committee using the criteria previously set forth. Although the compensation payable to HERTH is only adjustable every three years, the Committee feels that the Company has the authority, under principles of contract law, to re-negotiate or even terminate the Management Services Agreement, should the officers employed under this agreement fail to substantially comply with the terms of the agreement.

     Performance based-criteria are generally considered as a whole, so that specific performance targets may be waived or adjusted as long as, on the whole, performance targets have been met. Concerning this aspect of compensation, the Committee considered that management has met and surpassed all goals for them by the Board, including meeting and exceeding budget objectives for the Company's pre-tax earnings, a substantial restoration of sales in the Company's Food Manufacturing Division, improved investor communication and relationships, reduction of non-core properties, refinancing of corporation debt at a substantial savings and securing a new $6 million working capital line of credit, and meeting goals for reduction of corporate overhead. The Committee also considered management's timely actions in addressing and correcting certain problems which had adversely effected earnings.

     In hiring a new president for WSMP during the past fiscal year, consideration was given to Mr. Clark's compensation arrangements in his previous employment, compensation averages for chief operating officers in the food service industry, and to structure a compensation package to create incentives to achieve individual and corporate goals.

Chief Executive Officer Compensation.
-------------------------------------
     Mr. Richardson's compensation as Chief Executive Officer (subsumed under the HERTH agreement), and the evaluation of his performance as Chief Executive Officer, is consistent with the compensation principles described above and reflected the performance of the Company and Mr. Richardson. Determination of adequate compensation was qualitative in nature and based upon a variety of factors, including comparison group compensation data, attainment of various corporate goals, financial and operating performance, individual performance and other factors. Specifically, important corporate goal of sales and profitability were achieved, and his leadership in achieving these goals were considered by the Committee.



                              THE EXECUTIVE COMPENSATION COMMITTEE
                              LEWIS C. LANIER, CHAIRMAN
                              WILLIAM R. MCDONALD III
                              RICHARD F. HENDRICKSON



COMPENSATION COMMITTEE INTERLOCKINGS AND INSIDER PARTICIPATION.
---------------------------------------------------------------
     The Executive Compensation Committee does not include any employee or former or current officers of the Company. There are no "interlocking" memberships between WSMP's Executive Compensation Committee and any other company's compensation committee.



STOCK PRICE PERFORMANCE GRAPH.
------------------------------
     The following graph presents a five year comparison of cumulative shareholder returns for the Company, the Standard & Poor's Composite Index and a Company-constructed peer group that reflects the performance of various companies that are similar to the Company in industry or line of business, over the five year period beginning February 28, 1992 and ending February 28, 1997. The graph assumes that $100 is invested on February 28, 1992, in WSMP, Inc. common stock, the Standard & Poor's Composite Index and in the Company constructed peer group.


                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        FOR THE YEAR ENDED FEBRUARY, 1997






                                  [GRAPH HERE]






                  Index       Year      Year     Year       Year      Year
                    at       Ending    Ending    Ending    Ending    Ending
                  2/18/92    2/26/93   2/25/94   2/24/95   2/23/96   2/28/97
                  -------    -------   -------   -------   -------   -------

WSMP, Inc:         $100        $130     $ 96       $113      $ 95      $196
S&P Composite
  Index:           $100        $111     $120       $129      $178      $219
Peer Group:        $100        $110     $109       $102      $112      $187


     The Company-constructed peer group consists of Family Steakhouses of Florida, Flagstar Companies, Inc., Flowers Industries, Inc., Interstate Bakeries Corp., Perkins Family Restaurant LP, Piemonte Foods Corp., Stacey's Buffet, Inc., and Thorne Apple Valley, Inc. Po' Folks, Inc. had previously been included in the peer group, but was eliminated when it became a private company during fiscal 1997. The returns of each group member were weighted according to the member's stock market capitalization at the beginning of each period for which a return is indicated.


                              CERTAIN TRANSACTIONS

     HERTH Management, Inc. ("HERTH") provides management services to the Company, reviews and supervises financing, provides cost analysis services, real estate services, strategic planning services, and reviews franchisee relationships. HERTH provides the full time services of Messrs. Howard, Richardson, Clark and Templeton and reimburses the Company for half of the salaries of Mr. Holman. (The Company is responsible for payment of any bonuses awarded Mr. Clark). The Company currently operates under a written contract with HERTH, which was approved by the Shareholders of the Company at their l995 annual meeting, which provides for an annual compensation rate of $1,500,000 per year and expires in 1999. Messrs. Howard, Richardson and Templeton are also paid salaries by the Company of $1.00 each per year. HERTH is a corporation whose shareholders are Howard, Richardson, Templeton and Edgell, and whose officers are Howard, Richardson and Templeton. This Contract was assigned from RSH Management, Inc. to HERTH Management, Inc. with the consent of the Company in 1993. RSH previously provided management services to WSMP, Inc. from 1988 through 1993. RSH's Shareholders are Howard, Edgell, Richardson, Hunsucker, Lyerly and Templeton, and its officers are Howard, Richardson and Templeton.

     The Company believes that the terms of this Agreement are at least as favorable as could have been obtained in an arms-length transaction. See EXECUTIVE COMPENSATION.

     The Company maintains fire and general property, automobile liability, premises liability, product liability, worker's compensation, director and officer liability, and certain key employee life insurance coverages, which insurance has been provided since prior to 1979, through County-Wide Insurance Agency, Inc. ("County-Wide"). County-Wide received payments of $1,113,000 during fiscal l997 in connection with such insurance, of which sums County-Wide retained approximately ten percent as commissions. Charles F. Connor, Jr., who is a greater than 5% shareholder, is a principal of County-Wide. The Company periodically (approximately every 3 years) places its insurance requirements out to bid in order to insure that its prices paid are as fair and equitable as could be obtained through unaffiliated parties.

     Denver Equipment Company ("Denver") and Howard Furniture Company ("Howard") are companies which sell restaurant equipment and supplies, and restaurant furnishings, respectively, to the Company, as well as to affiliated and unaffiliated franchises and to the public in general. During fiscal 1997, Denver was paid a total of $522,400, and Howard a total of $39,700, for purchases made by the Company. These companies have as their major owner Richard S. Howard, the father of director Richard F. Howard; and Charles F. Connor, Jr. is a 10% owner of Denver. The Company believes that the furnishings and equipment purchased from Denver and Howard were purchased on terms as fair and equitable as could have been obtained from unaffiliated third parties.

     Since 1981, the Company has utilized Bradford Communications, Inc. ("BCI") to provide the Company with certain marketing and advertising services. As a part of its services to the Company, BCI develops advertising programs for all segments of the Company, including contracting for media space and time and placing all advertising for Company-owned and operated restaurants, as well as developing marketing tools for the food manufacturing divisions. During fiscal 1997, the Company paid BCI a total of $354,700 for packaging, design and marketing, media plan development and research, development of advertising concepts and associated services. Of the total received by BCI, it paid out on behalf of the Company $219,000 for media, printing expenses, mechanical and
consultant costs.   BCI renders such services to the public in general.  The
owner of BCI, E. Edwin Bradford, has been a director of the Company since l993.

     In January, 1996, WSMP received 111,983 shares of common stock of Sagebrush, Inc. as part of a transaction leading to an initial public offering of Sagebrush, Inc. common stock. These shares were unregistered and restricted in the possession of WSMP. They were valued by Sagebrush, Inc. at the offering price of $7 per share, but in the view of WSMP, Inc. were worth substantially less because of their restriction from trading in the public market. Columbia Hill, L.L.C. ("Columbia") is a North Carolina limited liability company whose equal owners are Messrs. Richardson and Clark. Columbia offered to purchase these shares at $7 per share, or $783,881, payable 10% in cash and the balance represented by a promissory note secured by the unconditional guaranties of Messrs. Richardson and Clark. The promissory note is payable in two years, with interest accruing at the prime rate, with mandatory pro-rata paydown of principal if any of the stock is re-sold prior to the due date. WSMP accepted this offer, having determined that such terms were acceptable and more favorable than the Company could receive from any third party purchaser of these restricted shares. At the time of the offer, Sagebrush registered shares were trading at $7.00 per share, and at closing were trading at $7.25. Subsequently, these shares have traded in the range of $5.25 - $7.25 per share.

     During fiscal 1997, WSMP placed on the market for sale a restaurant property in Hildebran, North Carolina, that it had been leasing to various short-term operators since closing the facility as a Company restaurant in 1991. After failing to receive any offers for the property listed at its appraised price of $220,000, the Company sold the property, which had a book value of $52,000, to its officer and director James M. Templeton for the cash price of $150,000. The Company believes that the price and terms of this transaction were at least as fair and equitable to the Company, if not more favorable, than could have been obtained from unaffiliated third parties.

     On March 1, 1997, WSMP acquired 14 of its franchised restaurants from six corporations under the common control of Cecil R. Hash (the "Hash Companies"). These restaurants, located in North Carolina, Virginia and Tennessee, represent the largest group of franchised restaurants under common control of a franchisee, and the Hash Companies paid WSMP approximately $535,000 in royalty, accounting, and advertising fees during fiscal 1997.

     The purchase price for these restaurants was $3,767,500, payable as follows: $500 in cash, $954,500 in assumed liabilities, $2,012,500 in WSMP common stock (223,611 shares valued at $9 per share), and a total of $800,000 in promissory notes. The notes are unsecured, are due and payable as to both principal and interest on March 1, 1999, and bear interest at the rate of 5% per annum until paid. WSMP arranged for the registration of the WSMP common stock through an S-3 Registration Statement filed with the Securities and Exchange Commission on March 10, 1997.

     Hash controls the Hash Companies and has been the major contributor to the success of the Hash Companies' restaurants. He and the Company entered into a non-competition agreement to preserve the goodwill, proprietary rights, and "going business" value of the restaurants for the benefit of WSMP as the new owner.

     In consideration for Hash's covenant not to compete, the Company issued to Hash 98,750 shares of common stock. Such shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and are subject to recovery by the Company for no consideration upon the death of Hash or upon his breach of the Noncompetition Agreement. The number of shares subject to recovery in either of such circumstances declines in a straight line from 98,750 to zero over the 15-year term of the Noncompetition Agreement. Should a sufficient number of shares no longer be available for recovery at the time of Hash's death or breach of the Noncompetition Agreement, the Company is entitled to recover an amount in cash equal to the product of $9 and the number of shares subject to recovery.

     Hash is the former president of WSMP, is a former owner of HERTH Management, Inc., and remains a major owner of WSMP common stock. Upon Hash's decision to retire from the active operation of restaurants, WSMP pursued the opportunity to acquire these restaurants. Management feels that the price and terms negotiated to have been an arm's-length transaction, and represents as favorable terms as the Company could have obtained from an unaffiliated third party.

    Messrs. Howard, Connor and Hash (until March 1, 1997), own interests in an aggregate of 19 of the Company's franchised restaurants. Royalty fees, accounting fees, and advertising fees to the Company from these restaurants aggregated $923,000 during fiscal 1997. No receivables from any of these restaurants were written off during the last fiscal year.

     The Company from time to time may enter into restaurant joint ventures, or sales or leases of vacant restaurant properties, with entities which may include Messrs. Connor, Richardson, Templeton or Howard upon such terms and conditions as the Company finds acceptable, and upon terms as fair and equitable as could be obtained with an unaffiliated third party. Except as otherwise stated herein, no transactions of this nature were entered into during fiscal l997.


     All material transactions with affiliated parties of the Company are first reviewed by the Sensitive Transactions Committee of the Board, which is made up of three outside directors. Upon recommendation of this Committee, such transactions are then presented to the Board, where they must be approved by a majority of the independent directors. Also, the Company periodically obtains bids, quotations or appraisals from unaffiliated third parties to ensure that the products and services received from affiliates are on terms at least as fair and equitable to the Company as could have been obtained from unaffiliated third parties.



                           APPROVAL OF THE WSMP, INC.
               1997 INCENTIVE STOCK OPTION PLAN (PROXY ITEM NO. 2)

     The Board of Directors on May 15, 1997, adopted the WSMP, Inc. 1997 Incentive Stock Option Plan (the "Plan"), subject to shareholder approval. The purposes of the Plan are to promote the interests of the Company and its shareholders by providing a method by which key employees of the Company and its subsidiaries may be encouraged to invest in the Company's common stock on reasonable terms by means of stock options and thereby increase their proprietary interest in the Company's business, to encourage those employees to remain in the employ of the Company and to increase their personal interests in its continued success and progress.

     The purpose of the Plan will be carried out through the granting of incentive stock option ("incentive options') and nonqualified stock options ("non-qualified options"), which are referred to herein collectively as "Options".

Principal Features of the Plan.
-------------------------------
     The Plan is applicable to not more than 500,000 shares of the Company's par value common stock which are either authorized but unissued or are shares held in the Company's treasury. The Company has reserved sufficient authorized shares to meet the exercise of options granted under the Plan.

     The Plan is administered by the Executive Compensation Committee of the Board of Directors (the "Committee"), whose members are ineligible to receive grants under the Plan. The Committee determines the individuals to receive options; and the nature of each option as an incentive or nonqualified option; the times when options shall be granted; the number of shares subject to each option; and the option period (provided that no stock option may be exercisable more than ten years after its grant). The Committee also interprets the Plan, prescribes, amends and rescinds rules and regulations relating to the Plan, and makes all other determinations necessary or advisable for administration of the Plan.

     The Plan restricts the option price to the fair market value per share of the shares on the date the option is granted. As of record date, the fair market value per share of the Company's common stock as determined by the closing price on the NASDAQ system was $10. The purchase price of each share on the exercise of any option under the Plan shall be paid in full in cash at the time, or at the discretion of the Committee may be paid by surrender of other shares of stock of the Company having a fair market value equal to the purchase price of the option being exercised.

     Options granted under the Plan, subject to provisions relating to death or termination, are exercisable immediately, or in installments as the Committee may determine over a period not to exceed 10 years. If so designated when granted, certain options become immediately exercisable upon certain events of merger, consolidation, or sale of stock or assets, of the Company.

     Under the Plan, options are exercisable during the lifetime of the grantee only while he is in the employ of the Company or any subsidiary, or within 3 months after termination if termination was not for cause or was voluntary with the consent of the Company. Also the Company may prescribe longer time periods and additional requirements with respect to the exercise of options, and may terminate options which have been issued but not become exercisable, if the Committee determines that any optionee is not performing his or her duties for the Company satisfactorily.

     The Plan terminates by its own provisions on May 15, 2007. Options granted under the plan which are outstanding at the time of termination shall remain in effect until the options have been exercised or shall have expired according to the terms of the Plan.

     The Company may impose such restrictions on any shares purchased under the plan as it may deem advisable, and may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by counsel. A Registration Statement with respect to such shares is intended to be filed with the Securities and Exchange Commission.

Eligibility.
------------
     The Plan provides that options may be granted to key employees of the Company or its subsidiaries. The Company estimates that approximately 75 persons are eligible to receive options granted under the Plan. The Committee shall determine who are "key" employees, from among a group which may include officers, executives, supervisory personnel, and store managers, among others. Since the Committee has not given consideration to the grant of any options under the Plan, it is not possible to state at this time the names of the employees who may be granted options or the number of shares which may be made subject to such grants.

     Options granted under the Plan are not transferrable except at death. The Plan may be abandoned or terminated at any time by the Board of Directors, except with respect to any options then outstanding.

Taxation.
---------
     NONQUALIFIED OPTIONS. A grantee recognizes no taxable income upon the grant of a nonqualified option. Generally, upon the exercise of such an option the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price. Shares acquired upon the exercise of a nonqualified option have a basis equal to their fair market value on the date of exercise. Gain or loss recognized on a disposition of the option shares is recognized as ordinary income to the optionee.

     The Company is generally allowed an income tax deduction for amounts taxable to a grantee as ordinary income. However, a deduction may be disallowed with respect to certain payments that are made to officers, shareholders and highly compensated individuals as a result of a change of control of the Company.

     INCENTIVE OPTIONS. An optionee recognizes no taxable income upon the grant of an incentive option. Further, there will be no taxable income recognized by the grantee at the time of exercise provided the grantee has been in the employ of the Company at all times during the period beginning on the date of grant and ending on a date three months prior to the date of exercise. However, an amount equal to the excess of the fair market value of the option shares at the exercise date over the exercise price is treated as an item of tax preference for purposes of the alternative minimum tax. Shares acquires upon the exercise of an incentive option will have a basis equal to the exercise price of the stock option. Gain recognized upon a disposition of the option shares in an amount equal to the fair market value of the shares at the exercise date over the exercise price generally will be taxed as ordinary income.

     The Company receives no tax deduction on the exercise of an incentive option.

     The affirmative vote of the holders of at least a majority of all of the outstanding shares of common stock entitled to vote thereon is required for approval of the Plan. The Board of Directors recommends that the shareholders vote FOR the proposal. Proxies, unless indicated to the contrary, will be voted FOR the proposal.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
     The firm of Deloitte & Touche LLP has served as independent auditors for the Company since 1982.

     A representative of Deloitte & Touche LLP will attend the annual meeting to respond to appropriate questions raised by shareholders.


                                  OTHER MATTERS
     The Board of Directors knows of no other matters to be brought before the meeting. If matters other than the foregoing should arise at the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy.

                           1998 SHAREHOLDER PROPOSALS
     The Company welcomes comments or suggestions from its shareholders, including any recommendations shareholders may have as to future directors of the Company. In the event that a shareholder desires to have a proposal formally considered at the 1998 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before February 20, 1998.

                                     GENERAL
     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of the Company in person or by telephone (acting without extra compensation). The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone and mail. Brokers, dealers, banks, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of the Common Stock held of record by such persons and will be reimbursed for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report to Shareholders for the year ending February 28, 1997, which includes financial statements, has been mailed with this Proxy Statement and does not form a part of the material for the solicitation of proxies. If, upon receipt of your proxy material, you have not received the Annual Report, please write or call the Company's Vice President of Finance, (704) 459-7626, and a copy will be forwarded to you.

     Please complete, sign, and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                      By Order of the Board of Directors,

                      RICHARD F. HOWARD
                      Secretary






                                   WSMP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - June 26, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF WSMP INC.'S BOARD OF DIRECTORS

The undersigned hereby appoints James C. Richardson, Jr., Richard F. Howard and Matthew V. Hollifield, and each of them proxies for the undersigned, with full power of substitution, to vote all shares of WSMP, Inc. in Hickory, North Carolina, on Thursday, June 26, 1997, at 10:00 a.m., or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED BELOW TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEEDED TO BE CHECKED.



1.  ELECTION OF DIRECTORS (Item No. 1)

----- VOTE FOR three nominees
     (Clark, McDonald, Lanier)
      to terms of 3 years, as set forth in this Proxy Statement

----- VOTE FOR ALL EXCEPT
----------------------------
----------------------------


----- VOTE WITHHELD from all nominees


To vote for all directors, mark the VOTE FOR box in Item 1. To withhold voting for all nominees, mark the VOTE WITHHELD box. To withhold voting for a particular nominee, mark the VOTE FOR ALL EXCEPT box and enter name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.



                     (Continued on Other Side)


2.  APPROVAL OF WSMP, INC. 1997 INCENTIVE STOCK PLAN (Item No. 2)

        [  ] FOR        [  ]  AGAINST   [  ]  ABSTAIN



WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM NO. 1 and Item No. 2.

Receipt is hereby acknowledged of the WSMP, Inc., Notice of Meeting and Proxy Statement.

               Dated:                     , 1997
                     ---------------------

                     ---------------------

                     ---------------------
                   (Signature of Shareholder(s)

Important: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.


PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.